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                                  EXHIBIT (3a)

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   UNIFI, INC.

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

      THE UNDERSIGNED, Robert A. Ward and Clifford Frazier, Jr., being respectively the Executive Vice President and Secretary of Unifi, Inc., pursuant to Section 807 of the Business Corporation Law of the State of New York, hereby restate, certify, and set forth:

      (1) The name of the Corporation is Unifi, Inc.. The name under which the Corporation was formed is Automated Environmental Systems, Inc.

      (2) A Certificate of Incorporation of Unifi, Inc. was filed by the Department of State on the 18th day of January, 1969, under the name Automated Environmental Systems, Inc. A Restated Certificate of Incorporation was filed by the Department of State on the 6th day of November, 1990, a Certificate of Amendment was filed by the Department of State on the 13th day of November, 1991, and a Certificate of Amendment was filed by the Department of State on the 20th day of January, 1994.

      (3) The text of the Certificate of Incorporation is hereby restated without amendment or change to read as herein set forth in full:

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      "FIRST: The name of the Corporation shall be Unifi, Inc.

      SECOND: The purposes for which the Corporation is formed are to texture, prepare, buy, sell, deal in, trade, import, export, and generally deal in synthetic and natural yarns of every type and description.

      To dye and finish, knit, buy, sell, acquire, import, export, manufacture, prepare and generally deal in as dyers and finishers, knitters, manufacturers, converters, jobbers, purchasers, or as agents in all types and forms of knitted fabrics including, without limitation, polyesters, acetates, nylon, cotton, wool, rayon, silk, and otherwise with yarn and fabric of every kind and description; and to generally deal in and with any and all things made wholly or in part of composition, imitation, or substitutes of any raw or finished products thereof.

      To create, manufacture, contract for, buy, sell, import, export, distribute, job, and generally deal in and with, whether at wholesale or retail, and as principal, agent, broker, factor, commission merchant, licensor, licensee or otherwise, any and all kinds of goods, wares, and merchandise, and, in connection therewith or independent thereof, to construct, establish, and maintain, by any manner or means, factories, mills, buying offices, distribution centers, specialty, and other shops, stores, mail order establishments, concessions, leased departments, and any and all other departments, sites, and locations necessary, convenient or useful in the furtherance of any business of the corporation.

      To export from and import into the United States of America and its territories and possessions, and any and all foreign countries, as principal or agent, merchandise of every kind and nature, and to purchase, sell, and deal in and with, at wholesale and retail, merchandise of every kind and nature for exportation from, and importation into the United States, and to and from all countries foreign thereto, and for exportation from, and importation into, any foreign country, to and from any other country foreign thereto, and to purchase and sell domestic and foreign merchandise in domestic markets, and domestic and foreign merchandise in foreign markets and to do a general foreign and domestic exporting and importing business.

      To take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, clear, develop, redevelop, manage, operate, maintain,

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control, license the use of, publicize, advertise, promote, and generally deal in and with, whether as principal, agent, broker, or otherwise, real and personal property of all kinds, and, without limiting the generality of the foregoing, stores, shops, markets, supermarkets, departments, and merchandising facilities, shopping centers, recreational centers, discount centers, merchandising outlets of all kinds, parking areas, offices and establishments of all kinds, and to engage in the purchase, sale, lease and rental of equipment and fixtures for the same and for other enterprises, for itself or on behalf of others.

      To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale or retail, as principal, and as sales, business, special or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal and mixed property of any kind and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

      THIRD: The office of the Corporation is to be located in the City, County and State of New York.

      FOURTH: The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is five hundred million shares, all of which are to consist of one class of common stock only of the par value of $.10 each.

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      FIFTH: The Secretary of State is designated as the agent of the
Corporation, upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                       c/o KREINDLER & RELKIN, P.C.
                       Attn:  Donald L. Kreindler, Esquire
                       Empire State Building
                       350 Fifth Avenue, 65th Floor
                       New York, New York 10118.

      SIXTH: No holder of any shares of any class of the Corporation shall as such holder have any pre-emptive right or be entitled as a matter of right to subscribe for or to purchase any other shares or securities of any class which at any time may be sold or offered for sale by the Corporation.

      SEVENTH: The number of Directors shall be fixed in the By-Laws but in no case shall be less than nine (9), but this number may be increased and subsequently increased or decreased from time to time by the affirmative vote of the majority of the Board, except that the number of Directors shall not be less than nine (9). The Directors shall be divided into three classes designated as Class 1, Class 2 and Class 3. Each class shall be as nearly equal in number as possible and no class shall include less than three (3) Directors. The term of office of the Directors initially classified shall be as follows: Class 1 shall expire at the next (1992) Annual Meeting of the Shareholders, Class 2 at the second succeeding (1993) Annual Meeting of the Shareholders and Class 3 shall expire at the third succeeding (1994) Annual Meeting of the Shareholders. At each Annual Meeting after such initial Classification, Directors to replace those whose terms expire at such Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting of the Shareholders. A Director shall hold office until the Annual Meeting of the year in which his term expires and until his successor shall be elected and qualified, subject to prior death, resignation, retirement, or removal from office.

      If the number of Directors is changed pursuant to the By-Laws of the Corporation after the effective date of this ARTICLE SEVENTH, any newly created Directorships or any decrease in Directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. Newly created Directorships resulting from an increase in the number of Directors and vacancies caused by

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death, resignation, retirement, or removal from office, may be filled by the majority of the Directors present at the meeting, if a quorum is present. If the number of Directors then in office is less than a quorum, such newly created Directorships and vacancies may be filled by the affirmative vote of a majority of the Directors in office. When the number of Directors is increased by the Board, and the newly created Directorships are filled by the Board, there shall be no classification of the additional Directors until the next Annual Meeting of the Shareholders. Any Director elected by the Board to fill a vacancy shall serve until the next meeting of the Shareholders, at which the election of the Directors is in the regular order of business, and until his successor is elected and qualified. In no case will a decrease in the number of Directors shorten the term of an incumbent Director.

      EIGHTH: A Director of the Corporation shall not be liable to the Corporation or its Shareholders for monetary damages for breach of duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the New York Business Corporation Law as the same exists or may hereafter be amended.

      Any repeal or modification of the foregoing paragraph by the Shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification."

      (4) The restatement of the Certificate of Incorporation was authorized by resolution duly adopted by the Board of Directors of the Corporation at its Regular Meeting on July 21, 1994.

      IN WITNESS WHEREOF, this Certificate has been subscribed this the 7th day of September, 1994, by the undersigned, who affirmed that the statements made herein are true under penalties of perjury.

                                            /s/ ROBERT A. WARD
                                            -----------------------------------
                                            Robert A. Ward
                                            Executive Vice President of
                                            Finance and Administration

                                            /s/ CLIFFORD FRAZIER, JR.
                                            -----------------------------------
                                            Clifford Frazier, Jr.
                                            Secretary

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                            CERTIFICATE OF AMENDMENT

                     OF THE CERTIFICATE OF INCORPORATION OF

                                   UNIFI, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

      The undersigned, Vice President and Secretary of Unifi, Inc., hereby certifies:

      1. The name of the corporation is UNIFI, INC. (the corporation was originally named Automated Environmental Systems, Inc.).

      2. A Certificate of Incorporation of Unifi, Inc. was filed by the Department of State on the 18th day of January, 1969 under the name Automated Environmental Systems, Inc. A Restated Certificate of Incorporation of Unifi, Inc. was filed by the Department of State on the 6th day of November, 1990, a Certificate of Amendment was filed by the Department of State on the 13th day of November, 1991, a Certificate of Amendment was filed by the Department of State on the 20th day of January, 1994, and a Restated Certificate of Incorporation of Unifi, Inc. was filed by the Department of State on the 9th day of September, 1994.

      3. The Restated Certificate of Incorporation of this Corporation is hereby amended to declassify the Board of Directors of the Corporation, and in relation thereto ARTICLE SEVENTH of the Restated Certificate of Incorporation is hereby deleted in its entirety and a new ARTICLE SEVENTH is hereby inserted to henceforth read as follows:

            "SEVENTH: The number of Directors shall be fixed in the By-Laws but in no case shall be less than nine (9), but this number may be increased and subsequently increased or decreased from time to time by the affirmative vote of the majority of the Board, except that the number of Directors shall not be less than nine (9). A Director shall hold office until his successor shall be elected and qualified, subject to prior death, resignation, retirement, or removal from office.

            Newly created directorships resulting from an increase in the number of Directors and vacancies caused by death, resignation, retirement or removal from office, may be filled by the vote of a majority of the Directors remaining in office. Any Director elected by the Board to fill a vacancy shall serve until the next meeting of the Shareholders, at which the election of Directors is in the regular order of business, and until his successor is elected and qualified. In no case will a decrease in the number of Directors shorten the term of an incumbent Director."

      4. The foregoing amendment to the Restated Certificate of Incorporation of this Corporation was authorized by the Board of Directors of the Corporation on the 4th day of July, 2002, and adopted by the affirmative vote of a majority of the shares of Unifi, Inc.'s common stock entitled to notice of and to vote at the Annual Meeting of the Shareholders held on October 23, 2002, a quorum having been present.

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      IN WITNESS WHEREOF, this Certificate has been subscribed this the 6th day of January, 2003, by the undersigned, who affirmed that the statements made herein are true under penalties of perjury.

                                                  UNIFI, INC.

                                                  /s/ CHARLES F. MCCOY
                                                  ---------------------------
                                                  Charles F. McCoy
                                                  Vice President & Secretary

[CORPORATE SEAL]

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                            CERTIFICATE OF AMENDMENT

                     OF THE CERTIFICATE OF INCORPORATION OF

                                   UNIFI, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

      The undersigned, Vice President and Secretary of Unifi, Inc., hereby certifies:

      1. The name of the corporation is UNIFI, INC. (the corporation was originally named Automated Environmental Systems, Inc.).

      2. A Certificate of Incorporation of Unifi, Inc. was filed by the Department of State on the 18th day of January, 1969 under the name Automated Environmental Systems, Inc. An Amendment of Certificate of Incorporation of Unifi, Inc. was filed by the Department of State on the 6th day of November, 1990, a Certificate of Amendment was filed by the Department of State on the 13th day of November, 1991, a Certificate of Amendment was filed by the Department of State on the 20th day of January, 1994, a Restated Certificate of Incorporation of Unifi, Inc. was filed by the Department of State on the 9th day of September, 1994, and a Certificate of Amendment was filed by the Department of State on the 21st day of January, 2003.

      3. The Certificate of Incorporation of this Corporation is hereby amended to decrease the required minimum number of directors on the Board of Directors of the Corporation from 9 to 7, and in relation thereto ARTICLE SEVENTH of the Certificate of Incorporation is hereby deleted in its entirety and a new ARTICLE SEVENTH is hereby inserted to henceforth read as follows:

            "SEVENTH: The number of Directors shall be fixed in the By-Laws but in no case shall be less than seven (7), but this number may be increased and subsequently increased or decreased from time to time by the affirmative vote of the majority of the Board, except that the number of Directors shall not be less than seven (7). A Director shall hold office until his successor shall be elected and qualified, subject to prior death, resignation, retirement, or removal from office.

            Newly created directorships resulting from an increase in the number of Directors and vacancies caused by death, resignation, retirement or removal from office, may be filled by the vote of a majority of the Directors remaining in office. Any Director elected by the Board to fill a vacancy shall serve until the next meeting of the Shareholders, at which the election of Directors is in the regular order of business, and until his successor is elected and qualified. In no case will a decrease in the number of Directors shorten the term of an incumbent Director."

      4. The foregoing amendment to the Certificate of Incorporation of this Corporation was authorized by the Board of Directors of the Corporation on the 23rd day of July, 2003, and adopted by the affirmative vote of a majority of the shares of Unifi,

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Inc.'s common stock entitled to notice of and to vote at the Annual Meeting of the Shareholders held on October 22, 2003, a quorum having been present.

      IN WITNESS WHEREOF, this Certificate has been subscribed this the 13th day of January, 2004, by the undersigned, who affirmed that the statements made herein are true under penalties of perjury.

                                                  UNIFI, INC.

                                                  /S/ CHARLES F. McCOY
                                                  ---------------------------
                                                  Charles F. McCoy
                                                  Vice President & Secretary

[CORPORATE SEAL]